UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2008

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC	Registrant’s telephone number,	27513
(Address of principal	including area code:	(Zip Code)
executive offices)	(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Robert J. Bush has been appointed Interim Controller and Interim Chief Accounting Officer of R.H. Donnelley Corporation (the “Company”), effective November 21, 2008. Mr. Bush, age 42, will replace Barry Sauder, who is departing on November 21, 2008, as the Controller and Chief Accounting Officer. The Company is in the process of searching for a permanent Controller and Chief Accounting Officer.
     Mr. Bush, who joined the Company in 1999, is currently serving as a Vice President overseeing a company-wide process improvement and cost reduction initiative. Mr. Bush served as Senior Vice President and General Counsel from January 2006 to April 2008. Prior to that, Mr. Bush served as Vice President and General Counsel since January 2001. Mr. Bush, a certified public accountant, also served on the audit staff of Arthur Andersen & Co. in Chicago before attending law school.
(e) On November 10, 2008, Mr. Bush and the Company entered into an Amended and Restated Employment Agreement (the “Agreement”). The Agreement provides for an annualized base salary of $240,000. As a reflection of the change in Mr. Bush’s status in April 2008, the Agreement provides for Mr. Bush to receive a lump sum payment of $1,020,000, which was based on his base salary and bonus level under his prior employment agreement in the role of General Counsel, and to receive a lump sum payout of the compensation he deferred. Both payments will be made in January 2009 without regard to whether Mr. Bush has separated from service with the Company. Mr. Bush’s employment will end upon the filing of the Company’s and its certain of its subsidiaries’ Annual Reports on Form 10-K for the year ended December 31, 2008 (the “2008 Form 10-K”) with the Securities and Exchange Commission (the “SEC”), unless the relationship has been earlier terminated or extended as provided in the Agreement. Either party may terminate the Agreement for any reason upon thirty (30) days notice and the Company may terminate the Agreement at any time for “cause.” At the time of his separation from service, except for his ability to continue certain welfare benefits for up to 18 months following his separation from service, or longer in the case of separation due to disability, Mr. Bush will not be eligible to receive any further severance benefits from the Company in connection with the termination of his employment. Mr. Bush will be eligible for certain performance based bonuses for 2008 based upon his work in his prior roles as well as in the Interim Controller and Interim Accounting Officer roles, subject to forfeiture under certain circumstances, including if Mr. Bush voluntarily terminates employment before the 2008 Form 10-K is filed. The Agreement also includes non-competition and non-solicitation covenants that prohibit Mr. Bush from taking certain actions for twelve months following the termination of his employment, as well as confidentiality provisions that prohibit him from disclosing the Company’s confidential information at any time, during or after his employment with the Company. A copy of the Agreement is attached as Exhibit 10.1 to this Form 8-K.
Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of November 10, 2008, between Robert J. Bush and R. H. Donnelley Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

	By:	/s/ Mark W. Hianik

	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 14, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of November 10, 2008, between Robert J. Bush and R. H. Donnelley Corporation